EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

First Lancaster Bancshares, Inc.


                                              State or Other
                                              Jurisdiction of    Percentage
Subsidiaries (1)                              Incorporation      Ownership
----------------                              ---------------    ----------

First Lancaster Federal Savings Bank          United States         100%

First Lancaster Corporation (2)               Kentucky              100%

___________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2) First Lancaster Corporation is a wholly owned subsidiary of First Lancaster Federal Savings Bank.